 As filed with the Securities and Exchange Commission on June 26, 1998


                                                    Registration No. 33-47546

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                 Post-Effective
                               Amendment No. 1 to

                                    Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                         51-0119643
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)


      One American Indemnity Plaza                                   77550
           Galveston, Texas                                        (Zip Code)
(Address of Principal Executive Offices)

                           --------------------------

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                PHILLIP E. APGAR
             VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                          ONE AMERICAN INDEMNITY PLAZA
                             GALVESTON, TEXAS 77550
                    (Name and address of agent for service)

                                 (409) 766-4600
         (Telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                           ATTENTION:  HENRY W. HOPE

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                                EXPLANATORY NOTE

          Pursuant to the undertaking contained in Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, American Indemnity Financial Corporation, a Delaware corporation (the "Company"), hereby deregisters 3,000 shares of the 25,000 shares of its Common Stock, par value $3.33 1/3 per share ("Common Stock"), originally registered on Form S-8 for issuance in connection with the American Indemnity Financial Corporation 1992 Non-Employee Director Stock Option Plan (the "1992 Director Plan"). Upon approval of the American Indemnity Financial Corporation 1997 Non-Employee Director Stock Option Plan by the Company's stockholders, the 1992 Director Plan terminated and the remaining 3,000 shares then reserved for issuance under the 1992 Director Plan were reclassified as authorized but unissued shares of Common Stock.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Galveston, State of Texas, on the 25th day of June, 1998.

                                   AMERICAN INDEMNITY FINANCIAL CORPORATION



                                   By         /s/ PHILLIP E. APGAR
                                     -----------------------------------------
                                                  Phillip E. Apgar
                                            Vice President, Treasurer and
                                               Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 25th day of June, 1998.

                        Signature                                                   Title
                        ---------                                                   -----
           /s/ J. FELLMAN SEINSHEIMER, III                          President, Chief Executive Officer and
 -------------------------------------------------------            Director (Principal Executive Officer)
               J. Fellman Seinsheimer, III


                 /s/ PHILLIP E. APGAR                                Vice President, Treasurer and Chief
 -------------------------------------------------------            Financial Officer (Principal Financial
                     Phillip E. Apgar                             Officer and Principal Accounting Officer)




 -------------------------------------------------------
                      Fred C. Burns





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

                                                                                   Director
 -------------------------------------------------------
                      Jack T. Currie



                             *                                                     Director
 -------------------------------------------------------
                      Henry W. Hope


                             *                                                     Director
 -------------------------------------------------------
                  Harris L. Kempner, Jr.


                             *                                                     Director
 -------------------------------------------------------
                  William C. Levin, M.D.



                                                                                   Director
 -------------------------------------------------------
                    James W. McFarland


                             *                                                     Director
 -------------------------------------------------------
                     Synott L. McNeel



                             *                                                     Director
 -------------------------------------------------------
                      Marvin L. West



*By:        /s/ J. FELLMAN SEINSHEIMER, III
     ---------------------------------------------------
                J. Fellman Seinsheimer, III
                     Attorney-in-Fact





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